EXHIBIT 10.37

AGREEMENT OF SALE

by and between

MADISON TWO ASSOCIATES,

Seller

and

HINES 70 WEST MADISON LP,

Buyer

(i)

 (ii)

AGREEMENT OF SALE

              AGREEMENT made this 10th day of March, 2005 by and between MADISON TWO ASSOCIATES (“Seller”), a Texas general partnership, having an office c/o Hines Chicago Associates Limited, Three First National Plaza, 70 West Madison Street, Suite 440, Chicago, Illinois 60602, and HINES 70 WEST MADISON LP (“Buyer”), a Delaware limited partnership, having an office at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118.

W I T N E S S E T H :

              1. Sale and Purchase.

Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, upon the terms and conditions hereinafter set forth, the following

      (a) Real Property. Those certain lots or parcels of real property located in Chicago, Illinois and commonly known as Three First National Plaza, 70 West Madison Street, Chicago, Illinois, which is more particularly described on Exhibit “A” hereto, the buildings, structures, parking areas and other improvements situate on each such parcel, and the lessor’s and lessee’s interests under that certain Ground Lease Agreement dated April 10, 1978 and originally recorded April 12, 1978 as Document 24400078 in the Official Records of Cook County, Illinois (as amended and/or assigned by Documents 24639226, 26033148, 26565953, 86468007, 87121380, 87121381, 88338680, 88338681 in the Official Records of Cook County, Illinois) (collectively, the “Premises”), together with all the rights and appurtenances pertaining to the Premises, including any right, title and interest of Seller (if any) in and to adjacent streets, alleys, rights-of-way and any easement rights, subsurface rights, air rights, development rights, water rights, wastewater capacities, and credit reservations;

      (b) Existing Leases. The interest as lessor in and to all the Existing Leases and any new leases hereafter entered into pursuant to the terms hereof;

      (c) Personal Property. All of Seller’s rights, title, and interest in and to the fixtures, furnishings, equipment, artwork, and other items of personal property, if any, owned by Seller and located on, and used in connection with the operation of the Premises, excluding only the items, if any, listed on Exhibit “B” hereto (collectively, the “Personal Property”, and, together with the Premises, the “Property”); and

      (d) Related Materials. To the extent transferable and in the possession of Seller or Seller’s property manager, all of Seller’s right, title, and interest in and to all other licenses, permits and guaranties, if any, which relate to the Property being conveyed to Seller by Buyer on the date hereof.

              2. Purchase Price.

The purchase price to be paid by Buyer to Seller for the Premises and the Personal Property is the sum of Two Hundred Thirty-Six Million and NO/100 Dollars ($236,000,000.00) (the “Purchase Price”), adjusted in accordance with Section 6 hereof. The Purchase Price shall be paid as follows:

      (a) Deposit. The sum of Seven Million and NO/100 Dollars ($7,000,000.00) (the “Deposit”) in immediate available funds shall be deposited with the Title Company, as hereinafter defined (the “Escrowee”), on the date of the execution of this Agreement by Buyer and Seller and delivery of a fully-executed counterpart to each (the “Effective Date”). The Escrowee shall, pending consummation of this transaction, hold the Deposit in escrow in an interest bearing account in accordance with the terms and provisions of the Deposit Escrow Agreement of even date herewith by and among Seller, Buyer and Escrowee (the “Deposit Escrow Agreement”). All interest earned on the Deposit shall be added to and made a part of the Deposit for all purposes hereof. At Closing, the Deposit shall be paid to Seller and credited against the Purchase Price.

      (b) Closing Payment. At Closing, Buyer shall pay the balance of the Purchase Price to Seller, adjusted as hereinafter provided, either directly or, if the Closing occurs in escrow with the Title Company, through the Title Company, by wire transfer of immediate federal funds, to accounts specified by Seller at a bank or banks designated by Seller. Seller agrees to pay to the holders of the two existing mortgages on the Premises, one in the original principal amount of $100,000,000 and the other in the original principal amount of $165,163,000, amounts sufficient to have such mortgages fully released and discharged of record with respect to the Premises (documents from such holders which will effect such release being herein referred to as the “Mortgage Releases”).

              3. Closing.

The closing of the transfers contemplated hereby (the “Closing”) shall be held and completed on March 22, 2005 (“the Closing Date”), through an escrow with the Title Company or in another mutually agreeable manner and location. Time shall be of the essence in respect of the Closing Date.

              4. Condition of Title.

              (a) Title to Premises. Seller’s fee simple and ground leasehold interests and title to the Premises shall be conveyed by Seller to Buyer at the completion of Closing by the Deed, as hereinafter defined, subject only to the Permitted Encumbrances. Seller’s interest in the Personal Property shall be conveyed by Seller to Buyer at the completion of Closing by the Bill of Sale, as hereinafter defined. Title to the Premises shall be such as will be insured by the Title Company as provided herein pursuant to the commitment for title insurance dated February 14, 2005 issued by

Chicago Title Insurance Company (Order Number 1401-008247956 D2) (the “Title Commitment”) providing for the issuance of an ALTA form of Owner’s Title Insurance Policy (10-17-70, amended 10-17-84), with Extended Coverage (the “Title Policy”), free and clear of all liens and encumbrances, except for the Permitted Encumbrances. The term “Permitted Encumbrances” shall mean (x) the Existing Leases (as hereinafter defined) in effect as of the Closing Date, (y) those matters set forth on Exhibit “C” hereto and/or reflected on the Survey Plan, and (z) any matters reflected on any update of the Title Commitment as to which Buyer does not timely object in accordance with this Paragraph 4. Title to the Personal Property, if any, shall also be subject to the Permitted Encumbrances, to the extent applicable.

              (b) Survey. Within five (5) days of the Effective Date, Buyer will order, at its sole cost and expense, a physical survey, from a licensed surveyor, of the Premises, to be certified to Seller, Buyer and the Title Company as being in accordance with current ALTA/ACSM “minimum detail” standards (the “Survey Plan”). Nothing contained in this Agreement, including the provisions of Paragraph 1(a), shall constitute any warranty, representation or agreement by Seller as to the location of separate lots in, or acreage of, the Premises.

              (c) Title Defects. Buyer has ordered, at its sole cost and expense, the Title Commitment in the amount of the Purchase Price from the Title Company with respect to the Premises. Buyer shall be deemed to have waived its right to object to any encumbrance or other title exception or matter reflected in the Title Commitment and any matter reflected on the Survey Plan unless Buyer shall have given Seller a specific written notice of its objection to any such matter that is not a Permitted Encumbrance (a “Title Notice”) within five (5) days of Buyer’s receipt of the last to be received of the Title Commitment and the Survey Plan. Buyer hereby provides a Title Notice with respect to any encumbrance or other title exception (or condition to the issuance of the Title Policy to the extent that such condition is under Seller’s control or responsibility under this Agreement) shown on the Title Commitment (except the Permitted Encumbrances). Buyer shall be deemed to have waived its right to object to any encumbrance or other title exception reflected on any update of the Title Commitment unless Buyer shall have given a Title Notice to Seller prior to the earlier to occur of (x) the expiration of five (5) days after the receipt by Buyer of such update to the Title Commitment or (y) the Closing. Seller shall have no obligation to cure any alleged defect, objection or survey matter raised in the Title Notice, except for the monetary liens referred to in subparagraph (e) of this Paragraph 4 that are to be paid by Seller at or before Closing. Upon Buyer’s failure to timely object, any encumbrance or other title exception or matter reflected on the Title Commitment or Survey Plan, and any update thereof, shall thereafter be deemed a Permitted Encumbrance. Seller shall have the right, at its sole option, upon written notice to Buyer within ten (10) days of receipt of Buyer’s Title Notice, to (A) defer the Closing for a period not exceeding sixty (60) days after the Closing Date (but in no event, including an extension under this clause (A), shall Closing be extended beyond May 15, 2005) to give Seller an opportunity, at Seller’s sole option, of attempting to remove any encumbrance or other title exception or matter which is not a Permitted Encumbrance or (B) elect not to do (A), in which event Buyer shall have the election set forth in subparagraph (e) of this Paragraph 4. Failure by Seller to deliver such notice shall be deemed an election under subparagraph (B) above.

              (d) Reliance on Title Policy. Notwithstanding anything contained in this Agreement to the contrary, with respect to all matters affecting title to the Premises and any liens or other encumbrances affecting the Premises, Buyer acknowledges and agrees it is relying upon its title insurance policy. If Buyer has a claim under its title insurance policy and the subject matter of that claim also constitutes a breach of Seller’s representation set forth in Paragraph 9(a)(v) or in Paragraph 9(a)(vii) in this Agreement or the Deed, Buyer agrees that it will look first to its title insurance policy for recovery on such claim, and Buyer shall not assert any claim against Seller for a breach of a representation, warranty or covenant with respect to such claim unless and until Buyer has pursued its remedies against the Title Company to final judgment and has not been made whole. The provisions of this subparagraph (d) shall survive Closing and delivery of the Deed.

              (e) Failure of Title. If on or before the Closing Date title to the Premises is not insurable as set forth in the third sentence of subparagraph (a) above and Seller does not elect to cure same as provided in subparagraph (c)(A) above, Buyer may elect, as its sole right and remedy by reason thereof, within five (5) business days of Seller’s notice in accordance with the penultimate sentence of subparagraph (c) above, either (i) to take such title to the Premises as Seller can convey, with no abatement of the Purchase Price (except as set forth below) or (ii) upon written demand by Buyer to Seller and Escrowee, to terminate this Agreement and receive the return of the Deposit. Notwithstanding the foregoing provisions of this Paragraph 4, Seller shall be obligated to cause the removal of (a) the existing mortgage in the original principal amount of $165,163,000 recorded as Document 88338689, (b) the existing mortgage in the original principal amount of $100,000,000 recorded as Document 09062702, and (c) any other monetary lien arising as a result of actions by Seller for a liquidated sum of up to $500,000 filed against the Premises prior to Closing, other than the liens referred to in Paragraph 19(b). It is understood, however, that a condition to Buyer’s obligation to close shall be the removal of all monetary liens. Upon the return of the Deposit, this Agreement shall be and become null and void, neither party shall have any further rights or obligations hereunder (except for the indemnity obligations of Buyer to Seller as set forth in this Agreement and such of Seller’s rights as set forth in Paragraph 23(g), which shall survive the cancellation of this Agreement), and all executed counterparts of this Agreement shall be returned to Seller.

              5. Possession, Assignment of Agreements and Leases.

              (a) Existing Leases. Possession of the Premises and the Personal Property is to be given by Seller to Buyer at the completion of Closing by delivery of the Deed, Bill of Sale and General Assignment and Assumption Agreement. At Closing, pursuant to the General Assignment and Assumption Agreement, Seller shall assign to Buyer, without any representation or warranty whatsoever (except as otherwise expressly set forth in Paragraph 9 of this Agreement) and without recourse (other than Seller’s liability for any obligations thereunder relating to the period prior to the date of Closing that Buyer has not assumed at Closing) the Existing Leases. During the period from the expiration of the Inspection Period through Closing (or earlier termination of this Agreement or default by Buyer hereunder), Seller shall not enter into new leases for portions of the Premises now vacant or for portions of the Premises which may become vacant, or enter into any amendments of any Existing Leases or consent to any renewals, extensions or expansions of Existing Leases (other than those to which the tenant is entitled pursuant to the terms of the Existing Lease) without first submitting such a copy of such proposed lease or lease amendment (including any renewal, extension or expansion as to which the lessor’s consent is required) to Buyer for Buyer’s approval, which may not be unreasonably withheld or delayed. If Buyer does not disapprove in writing such a proposed lease or amendment (or renewal, extension or expansion agreement) within five (5) days of Buyer’s receipt of a copy thereof, Buyer shall be deemed to have approved the proposed lease or amendment (or renewal, extension or expansion agreement). All such new leases and modifications approved or deemed approved by Buyer (and renewals, extensions or expansions approved or deemed approved by Buyer or as to which the lessor’s consent is not required) and the presently existing leases that are listed on Exhibit “D-1" hereto are collectively herein called the “Existing Leases”. Neither (i) the termination of any of the Existing Leases prior to Closing by reason of the expiration of its term or the default of the tenant thereunder nor (ii) delinquency in the payment of rent (i.e., a failure to pay which, with notice and the opportunity to cure, if any, would constitute a default) by the tenant under any Existing Lease, shall excuse Buyer from its obligation to complete Closing and to pay the full Purchase Price, unless such termination, default, or delinquency under (i) or (ii) relates to tenant(s) whose base rent(s), in the aggregate, equal more than five percent (5%) of the total base rent of all tenants under the Existing Leases.

              (b) Assignment/Existing Agreements. At Closing, pursuant to the General Assignment and Assumption Agreement, Seller shall assign to Buyer, without any representation or warranty whatsoever (except as otherwise expressly set forth in Paragraph 9 of this Agreement) and without recourse (other than Seller’s liability for any payments required to be made thereunder relating to the period prior to the date of Closing for which Buyer is not given a credit at Closing), to the extent assignable, all of Seller’s right, title and interest in, to and under the existing agreements listed on Exhibit “E” hereto (together with any other agreements entered into in accordance with this subparagraph (b) hereinafter collectively called the “Existing Agreements”). Provided Hines Interests Limited Partnership shall have agreed in writing both to waive any required notice periods and that such cancellation may be taken without Seller’s incurring of any costs in connection therewith, Seller shall terminate, as of Closing, the existing management agreement with Hines Interests Limited Partnership. During the period from expiration of the Inspection Period through Closing (or earlier termination of this Agreement or default by Buyer hereunder), Seller shall not have the right to enter into new service or maintenance agreements or modify any existing service or maintenance agreements in any material respect without Buyer’s approval, which may not be unreasonably withheld or delayed and shall be deemed given if Buyer does not disapprove within five (5) days of a request for approval; provided, however, that Buyer’s approval shall not be required for any such new agreement that shall be terminable, without penalty or premium, on not more than thirty (30) days’ notice. The termination of any of the Existing Agreements prior to Closing by reason of the expiration of its term or by reason of a default thereunder shall not excuse Buyer from its obligation to complete Closing and to pay the full Purchase Price.

              6. Apportionments.

              (a) (i) Generally. As between Seller and Buyer, real estate taxes paid or payable pursuant to real estate tax bills received in the calendar year in which the Closing occurs (i.e., 2004 real estate taxes paid or to be paid pursuant to tax bills received in calendar year 2005) shall be prorated on a cash basis, as set forth in clause (vi) below. Annual municipal or special district assessments (on the basis of the actual fiscal tax years for which such taxes are assessed), lienable water and sewer rentals, sums paid to or paid or payable by Seller under the Existing Agreements, license, permit and inspection fees and rentals, sales tax and other sums paid to and received by Seller under the Existing Leases shall be apportioned as of the Closing Date between Buyer and Seller.

                  (ii) Rent. Collected rent, including, without limitation, fixed rent, prepaid rent, additional rent and percentage rent, if applicable, shall be apportioned as of the Closing Date in accordance with the provisions of this Paragraph 6. With respect to any rent arrearages arising under the Existing Leases for the period prior to the Closing Date, Buyer shall pay to Seller any rent or payment actually collected after Closing which is designated as applicable to the period preceding the Closing Date. All rent under the Existing Leases collected by Buyer after Closing that is not so designated shall be applied first to the current month’s rent, then to unpaid rent accruing prior to the Closing Date and then to unpaid rent accruing on or after the Closing Date. During the nine (9) month period following Closing, Buyer shall use good faith commercially reasonable efforts to recover any rent (or other tenant charge) arrearages in respect of the period prior to the Closing Date, provided that Buyer shall not be required to incur any material cost or commence any legal proceeding in connection therewith. Seller (upon notification to Buyer) shall be entitled to sue a tenant, before and/or after Closing, for any delinquent rent (or other tenant charges) due to Seller (and not previously paid to Seller) under an Existing Lease, so long as such suit does not seek a termination of such Existing Lease or eviction of such tenant. In addition, except for the right to commence litigation in all matters relative thereto, whether before or after Closing, Seller expressly assigns to Buyer all rights to collect on behalf of Seller all amounts due or owed by Urban Investment Trust, Inc. and John Terzakis pursuant to that certain Stipulation dated April 22, 2004 entered into by Seller, Urban Investment Trust, Inc. and John Terzakis in connection with the settlement of certain lease claims of Seller against Urban Investment Trust, Inc. and John Terzakis (the “Settlement Agreement”). Buyer shall promptly remit all such payments to Seller upon receipt.

                  (iii) Leasing Costs. Subject to subparagraph (d) of this Paragraph 6, Seller shall pay all leasing commissions and tenant costs (including, without limitation, tenant improvement costs, moving costs, design costs incurred by the tenant, lease buyout costs and similar tenant inducement costs) in connection with Existing Leases (and renewals, extensions or expansions thereof) that become due and payable prior to the expiration of the Inspection Period. All leasing commissions and tenant costs with respect to Existing Leases (and renewals, extensions or expansions thereof) becoming due and payable on or after the expiration of the Inspection Period shall be the responsibility of Buyer and Buyer shall indemnify, defend and hold Seller harmless with respect thereto. Notwithstanding the foregoing, (i) Seller shall be responsible for all leasing commissions and tenant costs (including, without limitation, tenant improvement costs, moving costs, design costs incurred by the tenant, lease buyout costs and similar tenant inducement costs) for the tenants designated as Seller’s responsibility on Exhibit “M-1” attached hereto and (ii) Buyer shall be responsible for all leasing commissions and tenant costs (including, without limitation, tenant improvement costs, moving costs, design costs incurred by the tenant, lease buyout costs and similar tenant inducement costs) for the tenants designated as Buyer’s responsibility on Exhibits “M-2”, “M-3” and “M-4” attached hereto. To the extent that the costs and expenses referenced in clause (i) above shall remain unpaid as of Closing, Buyer shall receive a credit from Seller therefor at Closing. To the extent that the costs and expenses referenced in clause (ii) above shall have been paid by Seller, Seller shall be reimbursed by Buyer therefor at Closing.

                  (iv) Other Tenant Charges. Where the Existing Leases contain tenant obligations for taxes, common area expenses, operating expenses or additional charges of any other nature, and where Seller shall have collected any portion thereof in excess of amounts owed by tenants for such items with respect to the period prior to the Closing, then there shall be an adjustment and credit given to Buyer on the Closing Date for such excess amounts collected, if any. Buyer shall apply all such excess amounts to the charges owed by Buyer for such items for the period for which they were due and, if required by the Existing Leases, shall rebate or credit the tenants with any remainder and Buyer shall indemnify, defend and hold Seller harmless with respect to any sums as to which Buyer received a credit at Closing. If more amounts have been incurred for the operating expenses and other items listed above than have been collected from tenants for such items, Buyer shall pay such difference to Seller at such time as Buyer has recovered such amount from the tenants.

                  (v) Other Apportionments. Amounts payable under the Existing Agreements and other Premises operation and maintenance expenses and other recurring costs, if any, shall be apportioned as of the Closing Date.

                  (vi) Taxes and Assessments. As between Seller and Buyer, real estate taxes paid or payable pursuant to real estate tax bills received in the calendar year in which the Closing occurs (i.e., 2004 real estate taxes paid or to be paid pursuant to tax bills received in calendar year 2005) shall be prorated on a cash basis, except for any portion of such real estate taxes that is payable directly by a tenant to the taxing authority, which portion shall not be apportioned between Seller and Buyer. At Closing, Seller shall receive a credit for the real estate taxes paid by Seller based on the number of days between the Closing Date and June 30, 2005, divided by 181. Assuming the Closing occurs on March 15, 2005 and the real estate tax bill due on March 1, 2005 has been paid by Seller, Seller will receive a credit for 107/181sts (the number of days between March 15, 2005 and June 30, 2005, divided by 181) of such real estate tax bill paid by Seller.

As between Seller and Buyer, reconciliation of real estate taxes shall be made when the second-half tax bill for tax year 2004 is received (estimated to be in the fall of 2005). Such reconciliation shall be computed by multiplying the sum of the real estate tax bills received in the calendar year in which the Closing occurs by a fraction, the numerator of which is the number of days in such calendar year which are the responsibility of Buyer or Seller, as applicable, and the denominator of which is 365. Either party owing the other party a sum of money based on such reconciliation of real estate taxes shall promptly pay such sum to the other party. If on the date of Closing, bills for the real estate taxes imposed on the Premises have been issued but shall not have been paid, such taxes shall be paid at the time of Closing. Seller expressly waives the right to commence and conduct any tax certiorari or reduction proceedings relating to the Premises in respect of the real estate tax year in which the Closing occurs and all prior real estate tax years, whether or not such proceedings have already been commenced, and agrees to take such action, at no cost to Seller, as shall be reasonably required to assign to Buyer such rights to commence and conduct the same. Buyer expressly agrees that refunds, if any, for any such years, to the extent such refunds are attributable to payments made by Seller and not by any tenant, shall be immediately paid by Buyer to Seller and this provision shall survive the Closing.

                  (vii) Contract Arrearages. Any portion of any payments received by Buyer after the date of Closing under any of the Existing Agreements that relates to periods prior to Closing shall be determined by Buyer upon receipt of such payment and shall immediately be paid by Buyer to Seller.

                  (viii) Accounting. From the Closing Date until such time as Seller shall have received in full all sums which are potentially payable to it as provided in this Paragraph 6(a), Buyer shall provide Seller a monthly accounting of all sums received and/or paid by Buyer under any of the Existing Leases or Existing Agreements, subject to Paragraph 6(e).

                  (ix) [Intentionally Deleted]

                  (x) Preliminary Closing Adjustment. Seller and Buyer shall jointly prepare a preliminary Closing Statement on the basis of the Existing Leases, Existing Agreements, real estate taxes and other sources of income and expenses, and shall deliver such preliminary Closing Statement to the Title Company on or prior to the Closing Date. All apportionments and prorations provided for in this Paragraph 6 to be made as of the Closing Date shall be made, on a per diem basis, as of midnight of the day immediately preceding the Closing Date. The preliminary Closing Statement and the apportionments and/or prorations reflected therein shall be based upon actual figures to the extent available. If any of the apportionments and/or prorations cannot be calculated accurately based on actual figures on the Closing Date, then (other than with respect to determination of real estate taxes that shall be computed as set forth in Clause (vi) above) they shall be calculated based on Seller’s and Buyer’s good faith estimates thereof, subject to reconciliation as hereinafter provided.

                  (xi) Post-Closing Reconciliation. If there is an error on the preliminary Closing Statement or, if after the actual figures are available as to any items that were estimated on the preliminary Closing Statement (excluding real estate taxes that were computed in accordance with Clause (vi) above), it is determined that any actual proration or apportionment varies from the amount thereof reflected on the preliminary Closing Statement, the proration or apportionment shall be adjusted based on the actual figures as described in this clause (xi). An initial reconciliation of the prorations and apportionments, except with respect to real estate taxes computed in accordance with clause (vi) above, shall be made by Buyer and Seller within sixty (60) days after the Closing Date. Any delinquent rental payments owed to Seller pursuant to clause (ii) above shall be paid to Seller within thirty (30) days of receipt. A final reconciliation of all prorations and apportionments, except with respect to real estate taxes computed in accordance with clause (vi) above, shall be made by Buyer and Seller within nine (9) months after the Closing Date. If on the date of such final reconciliation, actual figures cannot be precisely determined, Seller and Buyer shall in good faith reasonably estimate such sums. Either party owing the other party a sum of money based on any reconciliations and prorations described in this clause (xi) shall promptly pay said sum to the other party.

              (b) Tenant Security Deposits. At Closing, Seller shall deliver or cause its property manager to deliver to Buyer (or give Buyer a credit for), without consideration, all security deposits, as shown on Exhibit “D-2”, then held by or for Seller under the Existing Leases, as shown on Exhibit “D-1” hereto. Buyer will cause the security deposits to be maintained after Closing in accordance with the requirements of applicable law and shall indemnify and defend Seller from all claims of tenants with respect to the security deposits actually delivered to Buyer or for which Buyer received a credit at Closing. In the event any security deposits are in the form of a letter of credit, then Seller shall deliver on Closing the original letter(s) of credit, together with such documentation (executed by any required parties) as shall enable the letter(s) of credit to be assigned to Buyer with no further action, and with any transfer fee charged by the issuer of any such letter of credit to be paid by any party other than Buyer.

              (c) Utility Readings. Seller shall use reasonable efforts to obtain readings of the water and electric meters on the Premises to a date no sooner than ten (10) days prior to the Closing Date. At or prior to Closing, Seller shall pay all charges based upon such meter readings. However, if after reasonable efforts Seller is unable to obtain readings of any meters prior to Closing, Closing shall be completed without such readings and upon the obtaining thereof after Closing, Seller shall pay the charges incurred prior to Closing as reasonably determined by Seller and Buyer based upon such readings.

              (d) Reimbursements. At Closing, Buyer shall reimburse Seller for all leasing commissions and tenant costs actually paid by Seller (i) for leases (or modifications or amendments thereof) which costs become due and payable after the expiration of the Inspection Period, except as set forth on Exhibit “M-1” attached hereto, (ii) for leases, if any, set forth on Exhibit “D-1” hereto for which the tenant is not yet in occupancy of its leased premises on the date hereof, except as set forth on Exhibit “M-1”

attached hereto, and (iii) as a result of any renewal, extension or expansion of Existing Leases exercised between the expiration of the Inspection Period and the Closing Date and which are approved or deemed approved by Buyer or as to which the lessor’s consent is not required. Seller shall provide Buyer with invoices and evidence of payment of such costs. Buyer shall timely pay, after the Closing Date, and shall indemnify, defend and hold Seller harmless with respect to all installments of leasing commissions and tenant costs which become due and payable after the expiration of the Inspection Period (x) for leases (or modifications or amendments thereof) executed after the expiration of the Inspection Period which are approved or deemed approved by Buyer, (y) for leases, if any, set forth on Exhibit “D-1” hereto for which the tenant is not yet in occupancy of its leased premises on the date hereof and (z) as a result of any renewal, extension or expansion of Existing Leases exercised between the expiration of the Inspection Period and the Closing Date and which are approved or deemed approved by Buyer or as to which the lessor’s consent is not required. Tenant costs include, without limitation, tenant improvement costs and if the lease so provides moving costs, design costs incurred by the tenant, lease buyout costs and similar tenant inducement costs provided for in the Existing Leases.

              (e) Survival. The provisions of this Paragraph 6 shall survive Closing and delivery of the Deed until the final reconciliation is made pursuant to this Paragraph 6(a), except for the last sentence of Paragraph 6(a)(ii) which shall survive until all payments payable at the times provided in the Settlement Agreement have been collected by Buyer and remitted to Seller.

              7. Closing Costs.

              (a) Buyer’s Costs. Buyer shall pay (i) the costs of its counsel, architect, engineers and other professionals and consultants, (ii) any recording and filing fees, (iii) city transfer taxes, (iv) all Title Company charges, other than the basic title premium (to be paid by Seller pursuant to Clause (b) below) for the standard ALTA (10-17-70, amended 10-17-84), with Extended Coverage form of owners title policy, and (iv) the cost of obtaining the Survey Plan.

              (b) Seller’s Costs. Seller shall pay (i) State and county transfer taxes and (ii) the basic title premium for the ALTA (10-17-70, amended 10-17-84), with Extended Coverage Title Policy in the amount of the Purchase Price, it being understood that Buyer shall pay the cost of any endorsements to the standard form of ALTA (10-17-70, amended 10-17-84), with Extended Coverage 1992 owner’s title policy or any mortgagee’s policy or endorsements thereto. Seller shall reasonably cooperate with the Title Company to cause the Title Company to issue the final Title Policy with the endorsements in accordance with the Title Commitment.

              8. Municipal Improvements/Notices.

              (a) Assessments. Buyer shall pay all unpaid installments becoming due on or after the Closing Date in respect of assessments against the Premises or any part thereof for improvements or other work (including any fines, interest or penalties thereon due to the non-payment thereof), and shall indemnify, defend and save Seller harmless from any claims therefor or any liability, loss, cost or expenses arising therefrom.

              (b) Compliance. Seller shall be responsible to comply, up to the amount of $500,000, with any notices received by Seller on or after the date hereof and prior to Closing concerning the existence of an uncorrected violation of an ordinance, public regulation or statute issued by any public authority (including any fines, interest or penalties thereon due to non-compliance therewith) in respect of the Premises. Nothing contained in this Paragraph 8 shall be deemed to limit any rights Buyer may have by reason of a breach of the representations of Seller set forth in Paragraph 9(a)(ix) hereof or any right of Buyer to treat a failure or refusal of Seller to correct such violation in excess of $500,000 as a failure of title pursuant to Paragraph 4(e).

              (c) Survival. The provisions of this Paragraph 8 shall survive Closing and delivery of the Deed.

              9. Seller’s Representations.

              (a) Seller hereby represents to Buyer, as of the date hereof and as of Closing, as follows:

      (i) Organization. Seller is a general partnership, duly organized and validly existing under the laws of the State of Texas and has all requisite partnership power and authority to carry on its business as now conducted.

      (ii) Authorization. Seller has the partnership power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and Seller will provide at Closing evidence of the due authorization for execution of this Agreement.

      (iii) Non-Contravention. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation, or ruling of any court or authority, or conflict with, result in a breach of, or constitute a default under, the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust, or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound.

      (iv) Non-Foreign Entity. Seller is not a “foreign person” or “foreign corporation”, as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      (v) No Condemnation. To Seller’s knowledge, there are no existing or pending condemnation proceedings or deeds in lieu of condemnation affecting the Premises.

      (vi) Existing Leases/REA. To Seller’s knowledge, (1) the information with respect to the Existing Leases set forth in Exhibit “D-1” hereto is true, correct and complete in all material respects, (2) the information with respect to the rent roll set forth in Exhibit “D-2” hereto is true, correct, and compete in all material respects as of March 1, 2005 and will be updated, if necessary, to be so as of Closing, (3) there are no unpaid installments of leasing or brokerage commissions that are payable after Closing with respect to the current term of Existing Leases entered into prior to the date hereof, other than as set forth on Exhibit “M-4” hereto, (4) there are no unpaid landlord obligations for tenant improvements that are payable after Closing in connection with the current term of Existing Leases entered into prior to the date hereof, other than as set forth on Exhibits “M-1” and “M-3” hereto and (5) Seller has not given to any tenant nor received from any tenant any written notice of default that remains uncured under any of the Existing Leases, other than as set forth on Exhibit “M-5” hereto. Seller represents that (A) at the time of Closing, Seller shall have accepted no prepayment of rent under any of the Existing Leases (except for rental for the current month and payments that are required to be made in advance pursuant to the terms and provisions of the Existing Leases), (B) at the time of Closing, Seller shall not have terminated any of the Existing Leases by agreement with the tenant (except by reason of a default by the tenant thereunder or except for notices given to indicate the landlord’s intention not to permit the term of the lease to continue or be renewed for an additional term), and (C) to Seller’s knowledge, the copies of the Existing Leases previously delivered or made available to Buyer by or on behalf of Seller are true, correct and complete in all material respects (including all material amendments thereto). Except as disclosed in the Rent Roll set forth on Exhibit “D-2” attached hereto, to Seller’s knowledge, no tenant or any guarantor of any Existing Lease has filed for bankruptcy, voluntarily or involuntarily, or been adjudicated bankrupt or admitted in writing its inability to pay its debts as they become due.

      (vii) Litigation. To Seller’s knowledge, there is no pending litigation against Seller with respect to the Premises except as set forth on Exhibit “H” hereto.

      (viii) Possession. Seller has not granted to any party any license, lease, or other right relating to the use or possession of the Premises or any part thereof, except tenants under the Existing Leases.

      (ix) Purchase Rights. Seller has not granted to any person or entity any options or other agreements of any kind, whereby any person or entity other than Buyer will have acquired or will have any right to acquire title to all or any portion of the Premises.

      (x) Existing Agreements. To Seller’s knowledge, (i) the copies of the Existing Agreements delivered to or made available to Buyer were true, correct and complete in all material respects, and (ii) there exists no default under any Existing Agreement.

      (xi) Municipal Assessment/Notices. Seller represents to Buyer that, to Seller’s knowledge, (A) there are no outstanding unpaid municipal assessment notices against the Premises, (B) all municipal improvements that were completed between the date of Seller’s acquisition of title to the Premises and the date hereof and with respect to which the Premises can be assessed have been paid in full and (C) it has not received any written notice from any public authority concerning the existence of any presently uncorrected material violation of any ordinance, public regulation or statute of any municipal, state or federal government or agency with respect to the Premises.

      (xii) Environmental Matters. Except for small quantities relating to the operation of the Premises that have been kept and used in accordance with all applicable environmental requirements, to Seller’s knowledge, there has been no production, disposal, or storage on or from the Premises or any hazardous substances, petroleum, petroleum by-products, PCB’s or other toxic or radioactive substances or matters by Seller or by any tenant or any prior owner of the Premises. To Seller’s knowledge, Seller has not received, from any governmental authority or regulatory agency, any written notice alleging a material violation of any law, rule, regulation or order that has not been cured prior to the date hereof, relating to environmental conditions by reason of the presence of hazardous substances or materials (as such terms are presently used under applicable environmental laws, rules and regulations) at the Premises.

      (xiii) Defects. To Seller’s knowledge, there are no material physical or mechanical defects or deficiencies in the condition of the Property, including, but not limited to, the roof, exterior walls, or structural components of the improvements, and the heating, air conditioning, plumbing, ventilation, utility, sprinkler, and other mechanical and electrical systems located in the improvements.

      (xiv) Insurance. To Seller’s knowledge, Seller has not received any written notice from any insurance company or board of fire underwriters of any defects or inadequacies in or on the Premises or any part or component thereof that would adversely affect the insurability of the Premises or cause any increase in the insurance premiums for the Premises.

      (xv) Bulk Sales. Seller will file the notices seeking release from the withholding obligations under Section 902(d) of the Illinois Income Tax Act and under the City of Chicago Bulk Sales Ordinance (Section 3-4-140 of the Chicago Municipal Tax Code) (Uniform Revenue Procedures Ordinance) (collectively, the “Bulk Sales Laws”) within three (3) business days after the date hereof and will pay all taxes due, if any, within twenty (20) business days after receipt of notice from the respective taxing authorities of the amount due.

At Closing, Seller will provide an updated certificate, to the extent practicable, reflecting any changes in the above representations.

              (b) All references in this Paragraph 9 or elsewhere in this Agreement and/or in any other document or instrument executed by Seller in connection with or pursuant to this Agreement, to “Seller’s knowledge” or “to the knowledge of Seller” and words of similar import shall refer solely to facts within the actual knowledge (without independent investigation or inquiry) of            and Ted Minorini, and shall not be construed to refer to the knowledge of any other employee, officer, director, shareholder or agent of Seller or any affiliate of Seller, and shall in no event be deemed to include imputed or constructive knowledge.

              (c) At the Closing, as security for its post-closing obligations hereunder, including prorations, indemnities, and the accuracy of Seller’s representations and warranties made herein, Seller shall deposit the amount of One Million Five Hundred Thousand Dollars ($1,500,000) to be held by the Title Company, as escrow agent, in an interest bearing escrow account at a bank mutually acceptable to Buyer and Seller (together with any interest earned thereon, the “Claims Account”). The Claims Account shall be maintained for a period of nine (9) months after Closing, at which time all amounts remaining in the Claims Account, if any, shall be distributed to Seller. During such nine (9) months’ period, if the Buyer first becomes aware of a breach of a representation, warranty, or obligation of Seller under this Agreement and as to which breach Buyer at Closing had no knowledge, then Buyer shall send a written notice to Title Company and to Seller providing reasonable and sufficient detail as to the nature of the claimed breach as well as documentation supporting the amount of the actual damages suffered as a result of such breach. If the parties agree in a writing delivered to Title Company on the claim and damages, an amount equal to such actual damages shall be released from the Claims Account to Buyer. If there shall be any dispute as to the facts of the claim and/or of the damages asserted which cannot be resolved by the parties acting reasonably, the parties shall be entitled to submit the matter to arbitration in the City of Chicago, Illinois in accordance with the rules of the American Arbitration Association and with arbitrators who are independent of Buyer and Seller and, if applicable, the Title Company. Buyer acknowledges that the amount to be deposited in the Claims Account is reasonable and sufficient and that only one recovery and one remedy shall be had for any single claim exclusive of Seller’s obligation under Paragraph 22(c)(iv).

              10. Delivery of Premises Documents.

              (a) Deliveries. Seller has furnished or made available to Buyer the following:

      (i) The current books and records (excluding, however, internal memoranda, appraisals and documents and other information covered by the attorney-client privilege) and other operating and maintenance documents and information customarily prepared by Seller, or by Seller’s property managers at Seller’s request, or customarily maintained by Seller or Seller’s property managers with respect to the Premises, including, without limitation, to the extent so prepared, the most recent rent roll, delinquency reports, financial statements, operating expense reports and reconciliations, current and historical operating and capital budgets, title, operations, repair and maintenance, environmental status and structural/mechanical condition documents.

      (ii) Copies of all Existing Leases and Existing Agreements and any other occupancy agreements currently in force with respect to the Premises.

      (iii) Copies of as-built plans and specifications and operating permits and certificates of occupancy issued with respect to the Premises to the extent currently in Seller’s possession.

              (b) NO WARRANTY. NOTWITHSTANDING THE PRIOR PROVISIONS OF THIS PARAGRAPH 10 TO THE CONTRARY, BUYER ACKNOWLEDGES AND UNDERSTANDS THAT SOME OF THE MATERIALS DELIVERED BY SELLER HAVE BEEN PREPARED BY PARTIES OTHER THAN SELLER OR SELLER’S CURRENT PROPERTY MANAGER. EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPH 10, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE COMPLETENESS, CONTENT OR ACCURACY OF THE DELIVERED MATERIALS WHICH WERE NOT PREPARED BY SELLER OR SELLER’S CURRENT PROPERTY MANAGER.

              11. Buyer Representations.

Buyer hereby represents to Seller, as of the date hereof and as of the date of Closing, as follows:

      (a) Organization. Buyer is a limited partnership, duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted.

      (b) Authorization. Buyer has the requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby and Buyer has duly authorized the execution of this Agreement.

      (c) ERISA. Buyer is not acquiring the Premises or the Personal Property with the assets of an employee benefit plan as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974 (“ERISA”).

              12. Conditions Precedent to Closing.

              (a) Buyer shall not be obligated to close under this Agreement unless each of the following conditions shall be satisfied or waived by Buyer on or prior to the Closing Date:

      (i) Title Policy. The Title Company shall be prepared to issue, upon payment of the title premium therefor, the Title Policy in the amount of the Purchase Price in accordance with the Title Commitment subject only to the Permitted Encumbrances and otherwise as described in and in accordance with Paragraph 4(a) of this Agreement (the “Title Policy”);

      (ii) Accuracy of Representations. The representations and warranties made by Seller in this Agreement or in an updated certificate delivered at Closing shall be true and correct in all material respects as of the Closing Date; provided, however, that, notwithstanding anything herein to the contrary, it shall not be deemed to be a failure of a condition to Closing under this Section 12(a)(ii) (and shall also not be deemed to be a default by Seller) if any such representations or warranties (which were true when made) have become untrue after the date hereof due to any act expressly permitted to be taken by Seller under this Agreement; and

      (iii) Tenant Estoppel Certificates. Seller shall have delivered to Buyer, at or before Closing, a written statement from tenants occupying an aggregate of no less than 80% of the total rentable square footage of the Premises occupied by tenants under the Existing Leases (the “Estoppel Percentage”) and in all events from the following tenants: Bell Boyd & Lloyd, Sara Lee Corporation and Foley & Lardner LLP (the “Major Tenants”), in substantially the form of, and as qualified by, the form of tenant estoppel certificate set forth on Exhibit “G” attached hereto and made a part hereof and dated within thirty-five (35) days of the date of Closing (“Tenant Estoppel Certificate”). In determining whether the foregoing requirement has been satisfied, Buyer agrees not to object to (i) any non-material (as determined in Buyer’s reasonable judgment) qualifications or modifications which a tenant may make to the form of Tenant Estoppel Certificate and (ii) any modification to a Tenant Estoppel Certificate to conform it to the form of tenant estoppel the tenant is required to give under its lease. Notwithstanding the foregoing provisions of this subparagraph (iii), Seller agrees to request a Tenant Estoppel Certificate from each of the tenants under the Existing Leases. Seller’s failure to satisfy the Tenant Estoppel Percentage or its failure to provide Tenant Estoppel Certificates from the Major Tenants shall not constitute a default by Seller hereunder. In the event of such failure, Buyer’s sole remedy shall be to either (x) waive the estoppel requirement and proceed to Closing without any abatement in the Purchase Price or (y) terminate this Agreement and receive a return of the Deposit.

              (b) Seller shall not be obligated to close under this Agreement unless each of the following conditions shall be satisfied or waived by Seller prior to the Closing Date:

      (i) Accuracy of Representations. The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as of the Closing Date; and

      (ii) No Default. Buyer shall not be in default hereunder.

              13. Deliveries at Closing.

              (a) Seller’s Deliveries. On the Closing Date, Seller shall deliver to Buyer or, at Buyer’s direction, to the Title Company, the following:

      (i) Deed and Assignment of Ground Lease. A special warranty deed and assignment of ground lease with respect to the Premises, in substantially the form attached hereto as Exhibit “I” (the “Deed”), subject only to the Permitted Encumbrances.

      (ii) Bill of Sale. A bill of sale with respect to the Personal Property, if any, in substantially the form attached hereto as Exhibit “J” (the “Bill of Sale”).

      (iii) General Assignment and Assumption Agreement. A general assignment and assumption agreement with respect to the Existing Leases and Existing Agreements in substantially the form of Exhibit “F” hereto (the “General Assignment and Assumption Agreement”).

      (iv) Rent Roll. A Rent Roll with respect to the Premises in substantially the form of Exhibit “D-2” hereto, certified, to Seller’s knowledge, as true and correct in all material respects.

      (v) Security Deposits. With respect to each security deposit in the form of a letter of credit, each original letter of credit and all necessary transfer documentation, as set forth in Subparagraph 6(b) hereof.

      (vi) Authority Documents. If requested by the Title Company, evidence of required partnership authority and an incumbency certificate to evidence the capacity of the signatory for Seller.

      (vii) FIRPTA Certification. An affidavit in the form attached hereto as Exhibit “K” with respect to compliance with the Foreign Investment in Real Property Tax Act (Internal Revenue Code Sec. 1445, as amended, and the regulations issued thereunder).

      (viii) Estoppel Certificates. The Tenant Estoppel Certificates referred to in Paragraph 12(a) above.

      (ix) Tenant Notices. Written notice from Seller to each tenant of the Premises under the Existing Leases in substantially the form attached hereto as Exhibit “L”.

      (x) Possession and Keys. Possession of the Premises free and clear of all parties in possession except tenants under the Existing Leases and (to the extent in Seller’s possession or the possession of Seller’s property manager) all keys, codes and other security devices for each parcel of the Property.

      (xi) Books and Records. Copies (to the extent in Seller’s possession or the possession of Seller’s property manager) of all books and records reasonably required for the orderly transition of operation of the Premises.

      (xii) Original Documents. The originals (to the extent in Seller’s possession or the possession of Seller’s property manager) or, if unavailable, copies certified, to Seller’s knowledge, to be true, correct and complete in all material respects, of all Existing Leases and the Existing Agreements and (to the extent in Seller’s possession or the possession of Seller’s property manager) copies of as-built plans and specifications for the improvements at the Premises, permits, licenses and other agreements and approvals relating to the maintenance and operation of the Property.

      (xiii) Closing Statement. A preliminary Closing Statement, mutually acceptable to Buyer and Seller.

      (xiv) Mortgage Releases. The two Mortgage Releases from the two mortgage holders, unless the Title Company has made arrangements with the holders of the two mortgages to deliver to the Title Company the two Mortgage Releases post-Closing and the Title Company is willing to delete the two mortgages as exceptions to title.

      (xv) Local Law Documents. To the extent required to be filed or signed by Seller, (1) State of Illinois Real Estate Transfer Declaration Form PTAX-203; (2) State of Illinois Real Estate Transfer Declaration Supplemental Form A PTAX-203-A; (3) Cook County Real Estate Transfer Declaration; (4) City of Chicago Department of Revenue Real Property Transfer Tax Declaration Form 7551; and (5) City of Chicago Department of Water Management Full Payment Certificate Application (it being understood that the Application described in this subclause (5) shall be completed and filed by Seller prior to Closing in sufficient time so as to obtain the necessary City of Chicago water certification allowing for recordation of the Deed by the Title Company in connection with the Closing).

      (xvi) Other Documents. Any other documents which Seller is obligated to deliver to Buyer pursuant to this Agreement.

      (xvii) Update Certificate. A certificate of Seller substantially in the form attached hereto as Exhibit “N” confirming the continued accuracy of the representations and warranties made by Seller in Section 9(a) hereof or updating or correcting any changes to such representations and warranties, it being agreed that any update to or change of the representations and warranties will not be a Seller default or constitute a failure of a condition precedent to Closing if any such representations and warranties (which were true when made) have become untrue due to any act expressly permitted to be taken by Seller under this Agreement, as more particularly provided in Section 12.1(a)(ii) hereof.

Location at the Premises on the date of Closing of any of the materials referred to in clauses (v), (viii), (ix), (x), (xi), and (xii) of this subparagraph (a) shall be deemed delivery to Buyer.

              (b) Buyer’s Deliveries. On the Closing Date, Buyer will deliver to Seller or, at Seller’s direction, to the Title Company, the following:

      (i) General Assignment and Assumption Agreement. The General Assignment and Assumption Agreement.

      (ii) Authority Documents. An authorizing resolution and an incumbency certificate, and such other documents as may be reasonably necessary to evidence the authority and capacity of Buyer and the authority of the signatory for Buyer.

      (iii) Purchase Price. The balance of the Purchase Price payable at Closing.

      (iv) Closing Statement. A preliminary Closing Statement, mutually acceptable to Buyer and Seller.

      (v) Local Law Documents. To the extent required to be filed or signed by Buyer, (1) State of Illinois Real Estate Transfer Declaration Form PTAX-203; (2) State of Illinois Real Estate Transfer Declaration Supplemental Form A PTAX-203-A; (3) Cook County Real Estate Transfer Declaration; and (4) City of Chicago Department of Revenue Real Property Transfer Tax Declaration Form 7551.

      (vi) Other Documents. Any other documents which Buyer is obligated to deliver to Seller pursuant to this Agreement or that may be requested by the Title Company in order to issue the Title Policy.

              14. Default.

              (a) Buyer Default. If Buyer defaults under this Agreement at or prior to the Closing Date by failing to complete Closing in accordance with the terms of this Agreement or in any other respect, then the Deposit shall immediately be paid to Seller by the Escrowee and the Deposit shall be retained by Seller as liquidated damages and not as a penalty. The retention of the Deposit shall be Seller’s sole remedy in the event of Buyer’s default at or prior to the Closing Date, and Seller in such event hereby waives any right, unless Closing is completed, to recover the balance of the Purchase Price. Seller and Buyer agree that the actual damages to Seller in the event of such breach are impractical to ascertain as of the date of this Agreement and the amount of the Deposit is a reasonable estimate thereof. Upon payment of the Deposit to Seller as liquidated damages, this Agreement shall (except as herein otherwise expressly provided) be and become null and void and all copies will be surrendered to Seller. Nothing contained in this Paragraph 14(a) shall be deemed to limit Seller’s rights against Buyer by reason of the indemnity obligations of Buyer to Seller set forth in this Agreement which shall survive the termination of this Agreement.

              (b) Seller Default. The term “Permitted Event” shall mean the occurrence of the following on the Closing Date: Buyer shall be ready, willing and able to complete Closing in accordance with this Agreement; Buyer shall have appeared at the place designated for Closing and shall have tendered the Purchase Price to Seller or the Title Company, as Closing escrow agent; and Seller, notwithstanding the foregoing, shall have defaulted in its obligation to complete Closing in accordance with this Agreement or is otherwise in material default under this Agreement. Except upon the occurrence of the Permitted Event, Buyer agrees that Buyer shall not (and hereby waives any right to) ever file or assert any lis pendens against any parcel of the Premises nor commence or maintain any action against Seller for specific performance under this Agreement nor for a declaratory judgment as to Buyer’s rights under this Agreement. If the sale of the Premises is not consummated because of a default under this Agreement on the part of Seller and Buyer is ready, willing and able to close, Buyer, as its sole and exclusive remedy, may either (i) terminate this Agreement in its entirety by delivery of notice of termination to Seller, whereupon the Deposit shall be immediately returned to Buyer or (ii) continue this Agreement pending Buyer’s action for specific performance hereunder provided appropriate proceedings are promptly commenced by Buyer and prosecuted with diligence and continuity.

              15. Notices; Computation of Periods.

              (a) Notices. All notices given by either party to the other shall be in writing and shall be sent either (i) by United States Postal Service registered or certified mail, postage prepaid, return receipt requested, or (ii) by prepaid nationally recognized overnight courier service for next business day delivery, addressed to the other party at the following addresses listed below or (iii) via telecopier or facsimile transmission to the facsimile numbers listed below; provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in the manner specified in subparagraph (ii) above. All notices given by Seller under this Agreement (including any Exhibit hereto) shall be binding upon Seller only if provided in a writing executed by both partners of Seller, provided that with respect any notice given by Seller pursuant to Paragraph 23(g) hereof, any such notice shall be sufficiently given if provided in a writing executed solely by the non-managing general partner of Seller. Addresses and facsimile numbers of the parties are as follows:

              As to Seller:

Madison Two Associates
c/o Hines Chicago Associates Limited
Three First National Plaza
70 West Madison, Suite 440
Chicago, Illinois 60602
Attn: C. Kevin Shannahan
Telefax: (312) 346-4180

              With a copy to:

Hines Interests Limited Partnership
c/o Hines Chicago Associates Limited
Three First National Plaza
70 West Madison, Suite 440
Chicago, Illinois 60602
Attn: Thomas Danilek
Telefax: (312) 419-1932

              With a copy to:

Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019
Attn: Stephen MacDonald, Esq.
Telefax: (212) 259-6333

and

              As to Buyer:

Hines 70 West Madison LP
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
Attn: Edmund A. Donaldson
Telefax: (713) 966-2075
Attn: Charles Hazen
Telefax: (713) 966-7851

              With a copy to:

Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street
Houston, Texas 77002
Attn: Marley Lott, Esq.
Telefax: (713) 229-7766

or to such other address as the respective parties may hereafter designate by notice in writing in the manner specified above. Any notice may be given on behalf of any party by its counsel. Notices given in the manner aforesaid shall be deemed sufficiently served or given for all purposes under this Agreement upon the earliest of (i) actual receipt (including receipt of a facsimile copy, but only if an original of such facsimile is properly sent by overnight courier as provided above) or refusal by the addressee, or (ii) three days following the date such notices, demands or requests shall be deposited in any Post Office, or branch Post Office regularly maintained by the United States Government, or (iii) one business day after delivered to the overnight courier service, as the case may be.

              (b) Computation of Periods. If the final day of any period of time in any provision of this Agreement falls upon a Saturday, Sunday or a holiday observed by federally insured banks in the State of New York and/or the State in which the Premises is located or by the United States Postal Service, then, the time of such period shall be extended to the next day which is not a Saturday, Sunday or holiday. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period is so computed is to be included, unless such last day is a Saturday, Sunday or holiday in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or holiday.

              16. Fire or Other Casualty.

              (a) Casualty Insurance. Seller agrees to maintain in effect until the Closing Date the fire and extended coverage insurance policies now in effect on the Premises (or substitute policies in equal or greater amounts).

              (b) Casualty Damage. If any portion of the Premises shall be damaged or destroyed by fire or other casualty between the date of this Agreement and the Closing Date, Seller shall give written notice thereof to Buyer. Subject to the right to terminate this Agreement in accordance with subparagraph (c) below, the obligation of Buyer to complete Closing under this Agreement shall in no way be voided or impaired by reason thereof, and Buyer shall be required to accept the Premises and the Personal Property in their then damaged condition without abatement of the Purchase Price. In such case, the proceeds of all fire and extended coverage insurance policies attributable to the Premises or the Personal Property received by Seller prior to the Closing Date and not used by Seller for the protection or emergency repairs to the Premises and the Personal Property (and Buyer hereby authorizes Seller to use the proceeds for such purposes) shall be disbursed by Seller to Buyer at Closing, and all unpaid claims under such insurance policies attributable to the Premises and Personal Property shall be assigned by Seller to Buyer on the date of Closing. There shall be no reduction in the Purchase Price by reason of such unpaid claim.

              (c) Right of Termination. Notwithstanding any of the preceding provisions of this Paragraph 16, if substantial damage shall occur to the buildings on the Premises by fire or other insured casualty prior to the Closing Date, Buyer shall have the right to terminate this Agreement by written notice to the Seller. If Buyer desires to terminate this Agreement pursuant to this subparagraph (c) Buyer must give a written notice of termination to Seller within five (5) business days after Seller’s notice to Buyer of the occurrence of the casualty. Upon such termination of this Agreement, neither party shall have any further rights or obligations hereunder (except the indemnity obligations of Buyer to Seller set forth in this Agreement and Seller’s rights as set forth in Paragraph 23(g) which shall survive the termination of this Agreement and except for any default by Buyer which may have occurred prior thereto). Substantial damage shall mean such damage that would cost, in the judgment of an independent third-party real estate professional retained by Seller, at least $5,000,000 to repair or result in abatement or cancellation of more than five percent (5%) of the total rent under the Existing Leases. If Buyer does not timely give notice of a termination, Buyer’s obligations hereunder shall remain in effect notwithstanding such casualty and Buyer shall remain obligated to consummate the purchase in accordance with the terms of this Agreement, including, without limitation, subparagraph (b) above.

              17. Condemnation.

              (a) Immaterial Taking. If any part of the Premises shall be taken by exercise of the power of eminent domain after the date of this Agreement that does not materially interfere with the use of the Premises for the purposes for which it is currently used, this Agreement shall continue in full force and effect and there shall be no abatement of the Purchase Price. Seller shall be relieved, however, of its duty to convey title to the portion of the parcel so taken, but Seller shall, on the Closing Date, assign to Buyer all rights and claims to any awards arising therefrom as well as any money theretofore received by Seller on account thereof, net of any expenses actually incurred by Seller, including attorney’s fees of collecting the same. Seller shall promptly furnish Buyer with a copy of the declaration of taking property after Seller’s receipt thereof.

              (b) Material Taking. If any taking of a portion of the Premises materially interferes with the use of the Premises for the purposes for which it is currently used, Buyer may terminate this Agreement, by written notice to Seller within five (5) days of Seller’s notice to Buyer of such a taking. Upon the giving of such termination notice, the Deposit shall be returned to Buyer and this Agreement shall become null and void, except for the indemnity obligations of Buyer to Seller set forth in this Agreement and Seller’s rights as set forth in Paragraph 23(g) which will survive termination of this Agreement. If Buyer does not timely give notice of termination, Buyer’s obligations hereunder shall remain in effect notwithstanding such condemnation and Buyer shall remain obligated to consummate the purchase in accordance with the terms of this Agreement.

              18. Assignability.

              (a) Assignments Prohibited. Buyer may not assign or suffer an assignment of this Agreement and/or its rights under this Agreement, without the prior written consent of Seller, which consent Seller may deny in its sole and absolute discretion. Notwithstanding the foregoing, Seller’s consent shall not be required in respect of an assignment of the Buyer’s interest under this Agreement, in its entirety only, to an entity wholly-owned and controlled by Buyer or its other wholly-owned subsidiaries. No such assignment shall be effective, however, unless and until Buyer shall have furnished to Seller both an executed copy of the assignment plus a written assumption agreement, in form satisfactory to Seller, by the assignee to assume, perform and be responsible, jointly and severally with the Buyer named herein, for the performance of all of the obligations of Buyer under this Agreement and to pay all additional transfer or documentary taxes imposed as a result of such assignment, and which contains a representation by the assignee that all of the representations and warranties made by Buyer in this Agreement are true and correct with respect to the assignee as of the date of the assumption agreement. In no event shall Buyer be relieved of any liability hereunder by reason of an assignment of its rights hereunder and the express terms of any assignment by Buyer shall reaffirm Buyer’s obligations hereunder.

              (b) Prohibited Assignments. Notwithstanding the foregoing provisions of subparagraph (a), Buyer shall have no right, under any circumstances, to assign this Agreement (i) to any entity owned or controlled by an employee benefit plan if Seller’s sale of the Premises to such entity would, in the reasonable judgment of Seller or Seller’s counsel, either create, otherwise cause, or raise a material question as to whether it would create or otherwise cause, a “prohibited transaction” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or (ii) to any person, or to any entity which has as a direct or indirect owner or partial owner a person with a criminal record, currently under a criminal indictment or who is not of good moral character.

              (c) Successors and Assigns. Subject to the foregoing limitations, this Agreement shall extend to, and shall bind, the respective heirs, executors, personal representatives, successors and assigns of Seller and Buyer.

              19. Inspections/Inspection Period.

              (a) Right to Inspect. Buyer, and Buyer’s agents and representatives, shall have the right, from time to time, prior to the Closing Date or earlier termination of this Agreement, during normal business hours, to enter upon the Premises for the purpose of conducting visual inspections of the Premises, testing of machinery and equipment, taking of measurements, making of surveys and generally for the reasonable ascertainment of matters relating to the Premises; provided, however, that Buyer shall (i) give Seller reasonable prior written notice of the time and place of such entry, in order to permit a representative of Seller to accompany Buyer; (ii) use best efforts not to interfere with the operations of the Premises or any tenant thereof; (iii) restore any damage to the Premises or any adjacent property caused by such actions; (iv) indemnify, defend and save Seller and, as the case may be, its partners, trustees, shareholders, directors, officers, employees and agents harmless of and from any and all claims and/or liabilities which Seller and its partners, trustees, shareholders, directors, officers, employees and agents may suffer or be subject by reason of or in any manner relating to such entry and such activities, including, without limitation, any claims by tenants and/or invitees of the Premises; (v) not enter into any tenant’s leased premises or communicate with any tenant unless accompanied by Seller or Seller’s agent in each instance; (vi) prior to entry onto the Premises, furnish Seller with a certificate of general liability and property damage insurance maintained by Buyer with single occurrence coverage of at least $1,000,000 (and aggregate coverage of $2,000,000) and naming Seller and its property manager as additional insureds; and (vii) not conduct any environmental investigations or testing other than a standard “Phase I” investigation, without prior execution of, and compliance with Seller’s standard form of Environmental Access Agreement. All inspection rights under this subparagraph (a) shall be subject to the rights of tenants under the Existing Leases. To facilitate Buyer’s evaluation, Seller shall give Buyer, and its counsel, accountants, and representatives reasonable access to the books, records, documents and information (other than internal memoranda, appraisals, environmental and engineering reports, and documents and/or information covered by the attorney-client privilege) in the possession of Seller or Seller’s property manager with respect to ownership, construction and operation of the Premises.

              (b) No Liens Permitted. Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Seller, express or implied by inference or otherwise, to any party for the performance of any labor or the furnishing of any materials to the Premises or any part thereof, nor as giving Buyer any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any liens against the Premises or any part thereof. Buyer agrees to promptly cause the removal of, and indemnify, defend and hold Seller harmless with respect to, any mechanic’s or similar lien filed against the Premises or any part thereof by any party performing any labor or services at the Premises or supplying any materials to the Premises at Buyer’s request.

              (c) Buyer’s Right of Termination. If Buyer determines that it is not satisfied with the Premises and all matters relating thereto as a result of Buyer’s inspection, Buyer shall have the right to terminate this Agreement, for any reason whatsoever, by giving Seller written notice (“Termination Notice”) at any time prior to 5:00 p.m. Eastern Standard Time on February 28, 2005. The period from January 3, 2005 to 5:00 p.m. Eastern Standard Time on February 28, 2005 is hereinafter referred to as the “Inspection Period”. Upon giving the Termination Notice, this Agreement shall immediately terminate (except for the indemnity obligations of Buyer to Seller under this Agreement and Seller’s rights as set forth in Paragraph 23(g) which shall survive termination of this Agreement) and the Deposit shall be returned to Buyer, as Buyer’s sole and exclusive remedy. Except as may otherwise be expressly provided in this Agreement, Buyer shall be deemed to have consented to every fact, item and condition relating to the Property if a Termination Notice is not delivered by Buyer prior to the expiration of the Inspection Period. Buyer’s failure to deliver the Termination Notice prior to the expiration of the Inspection Period shall be deemed a waiver of Buyer’s right to terminate this Agreement under this Paragraph 19 or by reason of the physical condition of the Premises or any other matter whatsoever relating to the Premises and the Deposit shall become non-refundable.

              (d) Survival. The provisions of this Paragraph 19 shall survive termination of this Agreement and/or the Closing and delivery of the Deed.

              20. Brokers.

Seller and Buyer each represents and warrants to the other that it has dealt with no broker or other intermediary in connection with this transaction. If any broker or other intermediary claims to be entitled to a fee or commission by reason of having dealt with Seller or Buyer in connection with this transaction, or having introduced the Premises to Buyer for sale, or having been the inducing cause to the sale, the party with whom such broker claims to have dealt shall indemnify, defend and save harmless the other party of and from any claim for commission or compensation by such broker or other intermediary. This Paragraph 20 shall survive the termination of this Agreement and/or the Closing and delivery of the Deed.

              21. CONDITION OF PREMISES.

              (a) NO WARRANTIES. THE ENTIRE AGREEMENT BETWEEN THE SELLER AND BUYER WITH RESPECT TO THE PREMISES AND THE PERSONAL PROPERTY AND THE SALE THEREOF IS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE DEPOSIT ESCROW AGREEMENT. THE PARTIES ARE NOT BOUND BY ANY AGREEMENTS, UNDERSTANDINGS, PROVISIONS, CONDITIONS, REPRESENTATIONS OR WARRANTIES (WHETHER WRITTEN OR ORAL AND WHETHER MADE BY SELLER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF SELLER OR ANY OTHER PARTY) OTHER THAN AS ARE EXPRESSLY SET FORTH AND STIPULATED IN THIS AGREEMENT. WITHOUT IN ANY MANNER LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT IT AND ITS REPRESENTATIVES HAVE FULLY INSPECTED THE PREMISES, THE PERSONAL PROPERTY, THE EXISTING LEASES AND EXISTING AGREEMENTS, OR WILL BE PROVIDED WITH AN ADEQUATE OPPORTUNITY TO DO SO, ARE OR WILL BE FULLY FAMILIAR WITH THE FINANCIAL AND PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION THEREOF, AND THAT THE PREMISES, THE PERSONAL PROPERTY, THE EXISTING LEASES AND EXISTING AGREEMENTS HAVE BEEN PURCHASED BY BUYER IN AN “AS IS” AND “WHERE IS” CONDITION AND WITH ALL EXISTING DEFECTS (PATENT AND LATENT) AS A RESULT OF SUCH INSPECTIONS AND INVESTIGATIONS AND NOT IN RELIANCE ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY SELLER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF SELLER OR ANY OTHER PARTY (EXCEPT AS OTHERWISE

EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT) AS TO THE FINANCIAL OR PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PREMISES OR THE PERSONAL PROPERTY OR THE AREAS SURROUNDING THE PREMISES, OR AS TO ANY OTHER MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, AS TO ANY PERMITTED USE THEREOF, THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, AS TO THE INCOME OR EXPENSE IN CONNECTION THEREWITH, OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT. BUYER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT, NEITHER SELLER, OR ANY AGENT OR EMPLOYEE OF SELLER NOR ANY OTHER PARTY ACTING ON BEHALF OF SELLER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY SUCH AGREEMENT, CONDITION, REPRESENTATION OR WARRANTY EITHER EXPRESSED OR IMPLIED. THIS PARAGRAPH SHALL SURVIVE CLOSING AND DELIVERY OF THE DEED, AND SHALL BE DEEMED INCORPORATED BY REFERENCE AND MADE A PART OF ALL DOCUMENTS DELIVERED BY SELLER TO BUYER IN CONNECTION WITH THE SALE OF THE PREMISES AND THE PERSONAL PROPERTY.

              (b) CHANGE OF CONDITIONS. SUBJECT TO SELLER’S OBLIGATIONS UNDER SUBPARAGRAPH (d) BELOW, BUYER SHALL ACCEPT THE PREMISES AND THE PERSONAL PROPERTY AT THE TIME OF CLOSING IN THE SAME CONDITION AS THE SAME ARE AS OF THE DATE OF THIS AGREEMENT, AS SUCH CONDITION SHALL HAVE CHANGED BY REASON OF WEAR AND TEAR AND, SUBJECT TO PARAGRAPH 16 HEREOF, DAMAGE BY FIRE OR OTHER CASUALTY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER SPECIFICALLY ACKNOWLEDGES THAT THE FACT THAT ANY PORTION OF THE PREMISES OR THE PERSONAL PROPERTY OR ANY EQUIPMENT OR MACHINERY THEREIN OR ANY PART THEREOF MAY NOT BE IN WORKING ORDER OR CONDITION AT THE CLOSING DATE BY REASON OF WEAR AND TEAR OR DAMAGE BY FIRE OR OTHER CASUALTY, OR BY REASON OF ITS PRESENT CONDITION, SHALL NOT RELIEVE BUYER OF ITS OBLIGATION TO COMPLETE CLOSING UNDER THIS AGREEMENT AND PAY THE FULL PURCHASE PRICE. EXCEPT AS PROVIDED IN SUBPARAGRAPH (d) BELOW, SELLER HAS NO OBLIGATION TO MAKE ANY REPAIRS OR REPLACEMENTS REQUIRED BY REASON OF WEAR AND TEAR OR FIRE OR OTHER CASUALTY, BUT MAY, AT ITS OPTION AND ITS COST, MAKE ANY SUCH REPAIRS AND REPLACEMENTS PRIOR TO THE CLOSING DATE.

              (c) Condition of Delivery. Seller has no obligation to deliver the Premises in a “broom clean” condition, and at Closing Seller may leave in the Premises all items of personal property and equipment, partitions and debris as are now presently therein.

              (d) Seller Repairs. Between the date of the execution of this Agreement and the Closing Date, Seller shall perform all customary ordinary repairs to the Premises and the Personal Property as Seller has customarily previously performed to maintain them in substantially the same condition as they are as of the date of this Agreement, as said condition shall be changed by wear and tear, damage by fire or other casualty, or vandalism. Notwithstanding the foregoing, Seller shall have no obligation to make any structural or extraordinary repairs or capital improvements between the date of this Agreement and Closing.

              (e) RELEASE. WITHOUT LIMITING THE PROVISIONS OF SUBPARAGRAPH (a) ABOVE AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, BUYER HEREBY RELEASES SELLER AND (AS THE CASE MAY BE) SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS AND AGENTS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEY’S FEES WHETHER THE SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE “CLAIMS”) ARISING FROM OR RELATING TO (i) ANY DEFECTS (PATENT OR LATENT), ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PREMISES WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE, OR (ii) ANY OTHER CONDITIONS, INCLUDING ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PREMISES WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE. THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS UNDER ANY ENVIRONMENTAL LAWS OF THE UNITED STATES, THE STATE IN WHICH THE PREMISES IS LOCATED OR ANY POLITICAL SUBDIVISION THEREOF OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT. BUYER ACKNOWLEDGES THAT BUYER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF BUYER’S SELECTION AND BUYER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH BUYER’S COUNSEL. THE RELEASE SET FORTH HEREIN DOES NOT APPLY TO (i) THE REPRESENTATIONS OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY INDEMNITY OR WARRANTY EXPRESSLY MADE BY SELLER IN ANY DOCUMENT DELIVERED BY SELLER AT CLOSING OR (ii) ANY CLAIM IN THE NATURE OF CONTRIBUTION MADE AS A RESULT OF CLAIMS MADE AGAINST BUYER BY ANY THIRD PARTY FOR ANY PERIOD DURING SELLER’S OWNERSHIP OF THE PROPERTY. SELLER AGREES TO TRANSFER AND ASSIGN TO BUYER IN THE DEED TO BE DELIVERED AT CLOSING AND UPON REASONABLE REQUEST OF BUYER TO TAKE SUCH ADDITIONAL ACTION AFTER CLOSING AS SHALL BE REASONABLY REQUIRED TO TRANSFER AND ASSIGN TO

BUYER ALL RIGHTS THAT SELLER MAY HAVE AGAINST ANY THIRD PARTY CONCERNING THE PROPERTY OR PREVIOUS OPERATIONS OR ACTIVITIES THEREON OR CIRCUMSTANCES RELATED THERETO, EXCEPT FOR THOSE RIGHTS, IF ANY, THAT HAVE BEEN EXPRESSLY RESERVED HEREIN.

              (f) Seller Reports. Buyer acknowledges that Seller makes no warranties or representations regarding the adequacy, accuracy or completeness of Seller’s environmental and/or engineering reports or other materials relating to the Premises made available to Buyer (collectively, the “Reports”) or other documents relating to the Premises, and Buyer shall have no claim against Seller based upon the Reports or such other documents relating to the Premises or Seller’s failure to deliver any documents relating to the Premises to Buyer. Buyer further acknowledges that Buyer has had full opportunity to perform such physical inspections, environmental and engineering investigations and appraisals as Buyer deems appropriate prior to Closing, and Buyer obtained or shall obtain its own physical inspections, environmental and engineering reports and appraisals of the Premises.

              (g) Effect of Disclaimers. Buyer acknowledges and agrees that the Purchase Price has been negotiated to take into account that the Premises and Personal Property are being sold subject to the provisions of this Paragraph 21 and that Seller would have charged a higher purchase price if the provisions in this Paragraph 21 were not agreed upon by Buyer.

              (h) Survival. The provisions of this Paragraph 21 shall survive Closing and delivery of the Deed.

              22. Survival of Provisions.

              (a) Acceptance by Buyer of the Deed at Closing shall constitute an acknowledgment by Buyer of full performance by Seller of all of Seller’s obligations under this Agreement, except for the obligations of Seller which are expressly provided in this Agreement to survive Closing.

              (b) Any of Buyer’s obligations under this Agreement that are expressly provided in this Agreement to survive Closing or that shall possibly imply performance or observance after the Closing Date shall survive Closing and delivery of the Deed, notwithstanding any presumption to the contrary.

              (c) (i) Notwithstanding any provision to the contrary set forth in this Agreement, the representations of Seller expressly set forth in Paragraph 9 of this Agreement shall survive Closing under this Agreement for a period of nine (9) months (the “Survival Period”); provided, however, that the representations of Seller set forth in this Agreement with respect to Existing Leases for which a Tenant Estoppel Certificate is delivered, to the extent such Tenant Estoppel Certificate specifically covers such representation (other than a representation of no default by the tenant), shall not survive Closing.

                  (ii) If Buyer actually determines that any of the representations of Seller are breached on or prior to the Closing Date, Buyer’s sole right and remedy shall be to terminate this Agreement by giving to Seller written notice of such termination on or prior to the Closing Date. If Buyer fails to give such written termination notice to Seller on or prior to the Closing Date, Buyer shall be deemed to have waived any right or remedy (including, without limitation, any right under this Agreement to terminate this Agreement) by reason of such breach.

                  (iii) Subject to Paragraph 9(c) hereof, Seller shall have no liability to Buyer by reason of a breach or default of any of Seller’s post-closing obligations hereunder, including prorations, indemnities, and the accuracy of Seller’s representations and warranties made herein, unless Buyer shall have given to Seller written notice (“Warranty Notice”) of such breach or default within the Survival Period, and shall have given to Seller an opportunity to cure any such breach or default within a reasonable period of time after Buyer’s Warranty Notice. No claim for breach of any representation or warranty of Seller under Paragraph 9(a) (except under Paragraph 9(a)(xv)) shall be actionable or payable unless the valid claims for all such breaches collectively aggregate more than $200,000, in which event the full amount of such claims shall be actionable. In no event shall the aggregate liability of Seller to Buyer by reason of breach or default of Seller’s post-closing obligations hereunder, including prorations, indemnities, and the accuracy of Seller’s representations and warranties made herein, exceed $1,500,000. Notwithstanding the foregoing, neither the Survival Period nor the limitation to $1,500,000 applies to the warranties, if any, under the closing documents, the indemnity in Paragraph 22(c)(iv), or obligations that occurred prior to Closing and that were not assumed by Buyer. In any event, Seller’s liability shall be limited to actual damages and shall not include consequential damages.

                  (iv) Notwithstanding the foregoing, Seller shall indemnify, defend and hold harmless Buyer from and against any and all actual liabilities, claims, and damages incurred, sustained, or suffered as a result of a breach of the representation in Section 9(a)(xv) above or otherwise relating to any transferee liability under the Bulk Sales Laws, and there shall be an unlimited survival period and no minimum or maximum liability thresholds under this Section 22 relative thereto.

              (d) Survival. The provisions of this Paragraph 22 shall survive Closing and delivery of the Deed.

              23. Miscellaneous.

              (a) Captions or Headings; Interpretation. The captions or headings of the Paragraphs and subparagraphs of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement. Wherever in this Agreement the singular number is used, the same shall include the plural and vice versa and the masculine gender shall include the feminine gender and vice versa as the context shall require.

              (b) Amendments and Waivers. No change, alteration, amendment, modification or waiver of any of the terms or provisions of this Agreement shall be valid, unless the same shall be in writing and signed by Buyer and both partners of Seller.

              (c) Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one agreement.

              (d) Applicable Law. This Agreement shall be governed and construed according to the laws of the State of Illinois.

              (e) Right to Waive Conditions or Contingency. Either party may waive any of the terms and conditions of this Agreement made for its benefit provided such waiver is in writing and signed by the party waiving such term or condition.

              (f) Partial Invalidity. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, at any time or to any extent, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, unless such invalidity or unenforceability materially frustrates the intent of the parties as set forth herein. Each term, covenant, condition and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

              (g) Confidentiality. An affiliate of Buyer has entered into a Confidentiality Agreement dated as of January 3, 2005 with Seller (the “Confidentiality Agreement”) and Buyer and Seller hereby agree that, without replacing the Confidentiality Agreement, the provisions of the Confidentiality Agreement shall be incorporated herein and made fully a part hereof and that the fourth and fifth sentences of paragraph 2 of the Confidentiality Agreement shall survive the later of the Closing or any termination hereof. Buyer and Seller expressly agree that the documents and information provided to Buyer and the Representatives (as defined in the Confidentiality Agreement) pursuant to the terms of this Agreement shall be deemed to be governed by the terms and provisions of the Confidentiality Agreement and that Buyer and Seller agree to keep this Agreement and its contents confidential (and Buyer further agrees to cause its Representatives to keep this Agreement and its contents confidential) until such time as Closing occurs. Buyer agrees that after Closing occurs, Buyer will limit the delivery of this Agreement to persons who are required to know or need to know the contents hereof pursuant to any court or governmental order, tax regulations, financial reporting requirements or other applicable laws or regulations, provided that any delivery of this Agreement or any portion hereof or the disclosure of the contents hereof after Closing shall be subject to the limitations set forth in the fourth and fifth sentences of paragraph 2 of the Confidentiality Agreement. The provisions of this Paragraph 23(g) shall survive Closing and the delivery of the Deed.

              24. Sophistication of the Parties.

Each party hereto hereby acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement. Accordingly, the parties hereto agree the rule of contract construction to the effect that an agreement shall be construed against the draftsman shall have no application in the construction or interpretation of this Agreement.

              25. Limited Liability.

Prior to the Closing Date, the obligations of Seller under this Agreement or directly or indirectly arising out of this Agreement shall be limited solely to Seller’s interest in the Premises and Personal Property, and neither Buyer nor any one else claiming by or through Buyer shall have any claim against any other asset of Seller or any partner of Seller.

              26. Enforcement.

If either party hereto fails to perform any of its obligations under this Agreement or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable form the other provisions of this Agreement and to survive and not be merged into any such judgment.

              27. Waiver of Tender of Deed and Purchase Monies.

The tender of an executed Deed by Seller and the tender by Buyer of the portion of the Purchase Price payable at Closing are hereby mutually waived; but nothing herein contained shall be construed as a waiver of Seller’s obligation to deliver the Deed and/or of the concurrent obligation of Buyer to pay the Purchase Price at Closing.

[Remainder of page intentionally left blank.]

              IN WITNESS WHEREOF, the parties hereto, intending legally to be bound hereby, have executed this Agreement as of the date first above written.

SELLER:

MADISON TWO ASSOCIATES, a Texas general partnership

By:	Hines Chicago Associates Limited, a Texas limited partnership

	By:	Hines Chicago, Inc., a Texas corporation

		By:	/s/ Kevin Shannahan
Name: Kevin Shannahan Title: Executive Vice President

BUYER:

HINES 70 WEST MADISON LP, A Delaware limited partnership

By:	Hines 70 West Madison GP LLC, A Delaware limited liability company

	By:	/s/ Charles N. Hazen
		Name: Title:	Charles N. Hazen Manager